Exhibit 99.1




                              EXPLOREANYWHERE, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

                              EXPLOREANYWHERE, INC
                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-1

Balance Sheets                                                             F-2

Statements of Operations                                                   F-3

Statement of Changes in Stockholders' (Deficit) Equity                     F-4

Statements of Cash Flows                                                   F-5

Notes to the Financial Statements                                          F-6

                       [LETTERHEAD OF SAM KAN & COMPANY]

            Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Explore Anywhere, Inc.

We have audited the accompanying balance sheet of Explore Anywhere, Inc. (the Company), as of December 31, 2010 and December 31, 2009 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2010 and December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and December 31, 2009, and the results of its operations and cash flows for the years ended December 31, 2010 and December 31, 2009 in conformity with U.S. generally accepted accounting principals.

We were not engaged to examine management's assessment of the effectiveness of the Company's internal controls over financial reporting as of December 31, 2009 and December 31, 2008, and accordingly, we do express an opinion on them.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Sam Kan & Company
-------------------------------
Sam Kan & Company
March 17, 2011
Alameda, California

                              ExploreAnywhere, Inc.
                                 Balance Sheets

                                                                                         December 31,
                                                                                -------------------------------
                                                                                   2010                 2009
                                                                                ----------           ----------
                                    ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                                     $   12,643           $    3,482
                                                                                ----------           ----------
TOTAL CURRENT ASSETS                                                                12,643                3,482

Property and equipment, net                                                         22,183               28,806
                                                                                ----------           ----------

TOTAL ASSETS                                                                    $   34,826           $   32,288
                                                                                ==========           ==========

                LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                         $   58,825           $   45,133
  Accrued Interest                                                                  16,065                9,962
  Note Payble                                                                      100,231               50,242
                                                                                ----------           ----------
TOTAL LIABILITIES (ALL CURRENT)                                                    175,121              105,337

STOCKHOLDERS' (DEFICIT) EQUITY
  Common Stock: $.001 par value, 50,000,000 shares authorized,
   2,613,750 shares issued and outstanding as of December 31, 2010 and 2009          2,614                2,614
  Additional paid-in capital                                                       345,886              345,886
  Accumulated deficit                                                             (488,795)            (421,549)
                                                                                ----------           ----------

TOTAL STOCKHOLDERS' (DEFICIT) EQUITY                                              (140,295)             (73,049)
                                                                                ----------           ----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY                            $   34,826           $   32,288
                                                                                ==========           ==========


                 See accompanying notes to financial statements

                              ExploreAnywhere, Inc.
                             Statement of Operations

                                                                        Year Ended December 31,
                                                                 -----------------------------------
                                                                     2010                   2009
                                                                 ------------           ------------
SALES, NET
  Revenue                                                        $     11,683           $     34,138
                                                                 ------------           ------------
REVENUE                                                                11,683                 34,138

OPERATING EXPENSES
  Selling, general and administrative                                  72,825                 48,565
                                                                 ------------           ------------
INCOME (LOSS) FROM OPERATING EXPENSES                                 (61,142)               (14,427)

OTHER INCOME (EXPENSES)
  Interest expenses                                                    (6,104)               (11,071)
                                                                 ------------           ------------
TOTAL OTHER INCOME (EXPENSES)                                          (6,104)               (11,071)

INCOME BEFORE INCOME TAXES                                            (67,246)               (25,498)
                                                                 ------------           ------------

Income taxes                                                               --                    575
                                                                 ------------           ------------

Net loss from continuing operations                                   (67,246)               (24,923)
Net loss from discontinued operations                                      --                 (6,621)
                                                                 ------------           ------------

NET LOSS                                                         $    (67,246)          $    (31,544)
                                                                 ============           ============
EARNINGS (LOSS) PER SHARE OF COMMON STOCK BASIC AND DILUTED:
  Loss from continuing operations                                $         --           $         --
  Loss from discontinued operations                                        --                     --

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
 BASIC AND DILUTED                                                  2,613,750              2,613,750
                                                                 ============           ============


                 See accompanying notes to financial statements

                              ExploreAnywhere, Inc.
                       Statements of Stockholders' Equity

                                             Common Stock
                                        -----------------------      Additional                        Total
                                        Shares       Par Value         Paid in      Accumulated    Stockholders'
                                        Issued        ($0.001)         Capital        Deficit         Equity
                                        ------        --------         -------        -------         ------
Balance at December 31, 2007           2,598,750     $    2,599      $  343,901     $  (71,596)     $  274,904

Common stock                              15,000             15           1,985                          2,000

Net Loss                                                                              (318,409)       (318,409)
                                      ----------     ----------      ----------     ----------      ----------
Balance at December 31, 2008           2,613,750          2,614         345,886       (390,005)        (41,505)

Net Loss                                                                               (31,544)        (31,544)
                                      ----------     ----------      ----------     ----------      ----------
Balance at December 31, 2009           2,613,750          2,614         345,886       (421,549)        (73,049)

Net Loss                                                                               (67,246)        (67,246)
                                      ----------     ----------      ----------     ----------      ----------
Balance at December 31, 2010           2,613,750     $    2,614      $  345,886     $ (488,795)     $ (140,295)
                                      ==========     ==========      ==========     ==========      ==========


                 See accompanying notes to financial statements

                              ExploreAnywhere, Inc.
                            Statements of Cash Flows

                                                                Year Ended December 31,
                                                             ---------------------------
                                                               2010               2009
                                                             --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $(67,246)          $(31,544)
  Adjustments to reconcile net income to net
   cash used by operating activities:
  Depreciation and amortization                                 6,623              6,624
  Changes in operating assets and liabilities:
    Accounts receivable                                            --                382
    Accounts payable                                           13,692             (7,466)
    Accrued Interest                                            6,103              9,962
                                                             --------           --------
NET CASH USED IN OPERATING ACTIVITIES                         (40,828)           (22,042)

CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH USED IN INVESTING ACTIVITIES                              --                 --
                                                             --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan proceeds from / (loan repayment from)                   49,989             (1,444)
                                                             --------           --------
NET CASH USED IN (PROVIDED BY) FINANCING ACTIVITIES            49,989             (1,444)

NET CHANGE IN CASH                                              9,161            (23,486)
CASH AT BEGINNING OF PERIOD                                     3,482             26,968
                                                             --------           --------
CASH AT END OF YEAR                                          $ 12,643           $  3,482
                                                             ========           ========

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid for interest                                     $     --           $  1,109
                                                             ========           ========
  Cash paid for income taxes                                 $     --           $   (575)
                                                             ========           ========


                 See accompanying notes to financial statements

                              EXPLOREANYWHERE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, NATURE OF BUSINESS AND TRADE NAME
ExploreAnywhere, Inc. ("Company"), formerly known as ExploreAnywhere Software, LLC, is a privately held corporation incorporated in the state of Nevada, United States. Originally founded in August of 2002, the Company specializes in computer monitoring solutions for parents, corporations, and educational facilities.

On November 6, 2007, the Company filed Articles of Conversion from ExploreAnywhere Software, LLC a New Hampshire Jurisdiction to ExploreAnywhere, Inc. a Nevada Corporation. A plan of conversion has been adopted by the constituent entity in compliance with law of the Jurisdiction governing the constituent entity.

On December 20, 2010, the Company entered into a Share Exchange Agreement with Explore Anywhere Holding Corporation (formerly known as PorFavor Corporation) publicly traded Nevada Corporation, whereby Explore Anywhere Holding Corporation will acquire from the Shareholders all the issued and outstanding shares of ExploreAnywhere, Inc. in exchange for 2,613,750 shares of Explore Anywhere Holding Corporation's common stock. On February 4, 2011, the Company completed this transaction, and the Company became a wholly-owned subsidiary of Explore Anywhere Holding Corporation. Explore Anywhere Holding Corporation intends to file the Company's last two fiscal years of audited financial statements and pro forma financial statement showing the effects of the acquisition and other information regarding the Company on a Form 8-K. Explore Anywhere Holding Corporation signed a waiver agreeing to complete the merger while the independent audit of ExploreAnywhere, Inc. is being completed. Management anticipates completing the audit, on schedule, by the end of March.

On February 4, 2011, Explore Anywhere Holding Corporation (formerly known as PorFavor Corporation), a Nevada corporation (Pink Sheets:PFVR.pk - News), the Company announced that it has completed the acquisition of the assets, including the website and intellectual property, of ExploreAnywhere, Inc.

Effective February 9, 2011, the Board of Directors elected Mr. Oliver Nelson as CEO of the Company.

BASIS OF PRESENTATION
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

USE OF ESTIMATES
The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

REVENUE RECOGNITION
For internet sale, the Company recognizes revenue upon the online distribution of products to customers. There is no technical support or warranty associated with the sale of its online software. If the customers have any problems with its software that cannot be easily resolved, the Company will fully refund it. For retail sale, the Company recognizes revenue upon the shipment of products to retailer and records provisions for discounts to customers based on the terms of sale in the same period in which the related sales are recorded. The Company has associated with a retailer where the Company generates more than 90% of its retail revenue in 2009.

On December 12, 2009, the board approved to discontinue the retail sales of its software products. All software products and services activities are sold online. The whole operation of the retail sales has been classified as discontinued operations, and the results of operations of this business from discontinued operations reflected in the statement of operations of our financial statements.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

                                             Estimated
                                           Useful Lives
                                           ------------

               Office Equipment             5-10 years
               Furniture                    5-7 years
               Shop tools                   5-7 years
               Vehicles                     5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For book purposes, depreciation is computed under the straight-line method.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include highly liquid investments, primarily money market mutual funds, with maturities of three months or less at the time of purchase.

ACCOUNTS RECEIVABLE
The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company's customers to make payments. The Company periodically reviews these allowances, including an analysis of the customers' payment history and information regarding the customers' creditworthiness. Accounts receivable was $0 and $895 at December 31, 2010 and December 31, 2009, respectively, and the allowance for doubtful account was $0 and $895 at December 31, 2010 and December 31, 2009, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS
The Company maintains allowances for doubtful accounts relating to estimated losses resulting from customers being unable to make required payments. Allowances for doubtful accounts are based on historical experience and known factors regarding specific customers and the industries in which those customers operate. If the financial condition of the Company's customers were to deteriorate, resulting in their ability to make payments being impaired, additional allowances would be required.

CONCENTRATIONS OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with high quality financial institutions. Even though the Company has business association with a retailer where more than 90% of retail revenue was generated in 2009, concentrations of credit risk with respect to accounts receivable are limited due to minimal amounts of purchases on account.

INVENTORY
Inventories are computed using the lower of cost or market, which approximates actual cost on a first-in-first-out basis. The Company writes down its inventory value for estimated obsolescence equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. These factors are impacted by market and economic conditions, technology changes, new product introductions and changes in strategic direction and require estimates that may include uncertain elements. Actual demand may differ from forecasted demand, and such differences may have a material effect on recorded inventory values. There was no inventory as of December 31, 2010 and 2009.

COMMITMENTS AND CONTINGENCIES
In 2008, the Company leased its office for an annual rate of $36,455. The lease has been terminated by the end of 2008. The Company uses one of its officer's family's personal property as a business facility free of charge since 2009.

COST OF GOODS SOLD
Cost of Goods Sold includes all software consulting costs, packaging & cases, licensing, and customer charge back, and those indirect costs related to software production. Selling, general and administrative costs are charged to expense as incurred.

ADVERTISING
Advertising expenses are recorded as general and administrative expenses as incurred. These expenses amounted to $944 in 2010 and $10,503 in 2009.

RESEARCH AND DEVELOPMENT
The Company capitalizes any development or programmer fees according to ASC 985-20 when the software development stage reaches the feasibility period. When the software products are ready for sale in the market, the Company expenses the associated development or programmer fees under Research and Development reflected under the statement of operations in our financial statements.

STOCKHOLDERS' EQUITY
The Company had authorized Fifty Million (50,000,000) shares of common stock with a par value of $0.001 and 2,613,750 shares of common stock have been issued and outstanding as of December 31, 2010.

INCOME TAXES
The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In February 2010, the FASB issued guidance to remove the requirement for an entity that files financial statements with the SEC to disclose a date through which subsequent events have been evaluated. The adoption of this guidance during our current fiscal quarter did not have any impact on our Consolidated Financial Statements.

In January 2010, the FASB issued ASU 2010-06, "Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements." This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company's present or future financial statements.

On July 1, 2009, Financial Accounting Standards Board ("FASB") Accounting Standards Codification(TM) ("ASC") became the sole source of authoritative Generally Accepted Accounting Principles ("GAAP") literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the Framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

In June 2009, the FASB issued ASU 2009-17, Consolidation (ASC 810) "Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities," which eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This new standard also requires additional disclosures about an enterprise's involvement in variable interest entities. The Company adopted this pronouncement on January 1, 2010 but there was no significant impact on its financial statements.

In June 2009, the FASB issued ASC 105, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles". ASC 105 establishes the FASB Accounting Standards Codification ("Codification"), as the single source of authoritative accounting and reporting standards in the United States for all non-government entities, with the exception of the Securities and Exchange Commission and its staff. It does not include any new guidance or interpretations of US GAAP, but merely eliminates the existing hierarchy and codifies the previously issued standards and pronouncements into specific topic areas. The Codification was adopted on July 1, 2009 for the Company's financial statements for the year ended December 31, 2009.

In June 2009, the FASB issued FAS 140/166, "Accounting for Transfers of Financial Assets," an amendment of FAS 140, which now resides with ASC 860, "Transfers and servicing." ASC 860 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor's continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 860 to have an impact on the Company's results of operations, financial condition or cash flows.

In May 2009, the FASB issued ASC 855, "Subsequent Events". ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, was effective for interim or annual periods ending after June 15, 2009. The Company adopted this standard as of June 30, 2009; however, the adoption of ASC 855 had no impact to the Company's consolidated financial statements.

In April 2009, the FASB issued an update to ASC 820, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly", which provides guidance on determining fair value when there is no active market or where the price inputs being used represent distressed sales. This update to ASC 820 was effective for interim and annual periods ending after June 15, 2009 and was adopted by the Company in the second quarter of 2009. The adoption did not have a material impact on the Company's consolidated financial statements.

NOTE B - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2010 and December 31, 2009, the Company has incurred net operating losses of $67,246 and $31,544 respectively for the years then ended. The Company has a working capital deficit of approximately $140,295 and $73,049 at December 31, 2010 and December 31, 2009, respectively. Management expected to seek potential investors and other business opportunities from all known sources.

NOTE C - EARNING PER COMMON SHARE

Net loss per share is calculated in accordance with ASC 260, previously known as SFAS No. 128, "Earnings per Share." There are no potentially dilutive securities or derivative instruments outstanding as of December 31, 2010 and December 31, 2009.

NOTE D - PROPERTY AND EQUIPMENT

The carrying values of fixed assets as of December 31, 2010, and December 31, 2009 were as follows:

                                          2010                  2009
                                        --------              --------
       Office Equipment                 $ 29,818              $ 29,818
       Furniture & Fixtures               14,365                14,365
                                        --------              --------
                                          44,183                44,183
       Accumulated Depreciation          (22,001               (15,377)
                                        --------              --------
                                        $ 22,183              $ 28,806
                                        ========              ========

Depreciation expense was $6,624 and $6,078 for the years ended December 31, 2010 and December 31, 2009 respectively.

NOTE E - INCOME TAXES

The Company accounts for its income taxes in accordance with ASC 740, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

PROVISION FOR INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 2010 and December 31, 2009 are as follows:


                                                   2010                  2009
                                                 --------              --------
       Deferred tax assets:
         Net operating loss                      $ 67,246              $ 31,544
         Income tax rate                               34%                   34%
                                                 --------              --------
                                                   22,864                10,725
       Less valuation allowance                   (22,864)              (10,725)
                                                 --------              --------
                                                 $     --              $     --
                                                 ========              ========

Through December 31, 2009, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses. During the years ended December 31, 2010 and December 31, 2009, the Company determined that it was more likely than not that it would not realize its deferred tax assets and a valuation allowance was recorded. At December 31, 2010 and December 31, 2009, the Company had approximately $67,246 and $31,544 of federal and state net operating losses respectively.


Reconciliations of the U.S. federal statutory rate to the actual tax rate follows for the years ended December 31, 2010 and December 31, 2009 is as follows:


                                                    2010                 2009
                                                   ------               ------
       U.S. federal statutory income tax rate          34%                  34%
       State tax - net of federal benefit               0%                   0%
                                                   ------               ------
                                                       34%                  34%
       Increase in valuation allowance                (34%)                (34%)
                                                   ------               ------
       Effective tax                                    0%                   0%

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occurs, net operating loss carry forwards may be limited as to use in the future.

NOTE F - RELATED PARTY TRANSACTIONS

On November 6, 2007, the Company filed Articles of Conversion from ExploreAnywhere Software, LLC, New Hampshire Jurisdiction, to ExploreAnywhere, Inc., Nevada Corporation. A plan of conversion has been adopted by the constituent entity in compliance with law of the Jurisdiction governing the constituent entity.

On December 19, 2008, Bryan Hammond, an officer of the Company, obtain American Express Gold card for operating expenses throughout years of operations. The credit card had a balance of $ 299 and $297 at December 31, 2010 and December 31, 2009 respectively.

NOTE H - NOTES PAYABLE

On July 6, 2007, the Company has an unsecured convertible promissory note in the amount of $50,000 at 8% simple annual interest rate and at a conversion price of $0.05 per share. The principal balance with accrued interest of this note shall originally be payable on February 6, 2009. As of December 31, 2010, the outstanding balance with accrued interest was $63,962. No interest was paid in the year of 2010.

On January 1, 2008, the Company has a related-party loan from Bryan Hammond, an officer of the Company, with non-interest bearing totaled $0 and $12 at December 31, 2010 and December 31, 2009, respectively, which carry over from ExploreAnywhere Software, LLC. There was no formal agreement for these unsecured advances which are due on demand.

On June 16, 2009, the Company has a related-party loan from Mark Hammond, an officer of the Company, with non-interest bearing totaled $230 at December 31, 2010 and December 31, 2009. There was no formal agreement for these unsecured advances which are due on demand.

On March 9, 2010, the Company has an unsecured promissory note in the amount of $7,500 at 8% simple annual interest rate. The principal balance with accrued interest of this note shall be payable on March 31, 2011. As of December 31, 2010, the outstanding balance with accrued interest was $7,988. No interest was paid in the year of 2010.

On March 23, 2010, the Company has an unsecured convertible promissory note in the amount of $25,000 at 8% simple annual interest rate and at a conversion price of $0.05 per share. The principal balance with accrued interest of this note shall be payable on March 31, 2011. As of December 31, 2010, the outstanding balance with accrued interest was $26,551. No interest was paid in the year of 2010.

On December 03, 2010, the Company has an unsecured promissory note in the amount of $10,000 at 8% simple annual interest rate. The principal balance with accrued interest of this note shall be payable on March 31, 2011. As of December 31, 2010, the outstanding balance with accrued interest was $10,061. No interest was paid in the year of 2010.

On December 29, 2010, the Company has an unsecured promissory note in the amount of $7,500 at 8% simple annual interest rate. The principal balance with accrued interest of this note shall be payable on March 31, 2011. As of December 31, 2010, the outstanding balance with accrued interest was $7,503. No interest was paid in the year of 2010.

NOTE I - DISCONTINUED OPERATION

On December 12, 2009, the board approved to discontinue the retail sales of its software products. All software products and services activities are sold online. The whole operation of the retail sales has been classified as discontinued operations, and the results of operations of this business from discontinued operations reflected in the statement of operations of our financial statements.

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NOTE J - SUBSEQUENT EVENTS

On December 20, 2010, the Company entered into a Share Exchange Agreement with Explore Anywhere Holding Corporation (formerly known as PorFavor Corporation) publicly traded Nevada Corporation, whereby Explore Anywhere Holding Corporation will acquire from the Shareholders all the issued and outstanding shares of ExploreAnywhere, Inc. in exchange for 2,613,750 shares of Explore Anywhere Holding Corporation's common stock. On February 4, 2011, the Company completed this transaction, and the Company became a wholly-owned subsidiary of Explore Anywhere Holding Corporation. Explore Anywhere Holding Corporation intends to file the Company's last two fiscal years of audited financial statements and pro forma financial statement showing the effects of the acquisition and other information regarding the Company on a Form 8-K in the next few weeks. Explore Anywhere Holding Corporation signed a waiver agreeing to complete the merger while the independent audit of ExploreAnywhere, Inc. is being completed. Management anticipates completing the audit, on schedule, by the end of March.

On February 4, 2011, Explore Anywhere Holding Corporation (formerly known as PorFavor Corporation), a Nevada corporation (Pink Sheets:PFVR.pk - News), the Company announced that it has completed the acquisition of the assets, including the website and intellectual property, of ExploreAnywhere, Inc.

Effective February 9, 2011, the Board of Directors elected Mr. Oliver Nelson as CEO of the Company.